Joint Filer Information


Name:                     Jay Goldstein

Address:                  1326 Crossing Way
                          Wayne, NJ 07470

Designated Filer:         First New York Securities L.L.C.

Issuer (Ticker Symbol):   Network-1 Security Solutions, Inc. (NSSI)

Date of Event
Requiring Statement:      December 30, 2003

Signature:                /s/ Jay Goldstein
                          -------------------

Date:                     March 22,  2004

                             Joint Filer Information


Name:                     Douglas Lipton

Address:                  1225 Park Avenue, Apt. 2A
                          New York, New York 10128

Designated Filer:         First New York Securities L.L.C.

Issuer (Ticker Symbol):   Network-1 Security Solutions, Inc. (NSSI)

Date of Event
Requiring Statement:      December 30, 2003

Signature:                /s/ Douglas Lipton
                          ---------------------

Date:                     March 22,  2004

                             Joint Filer Information


Name:                     Michael Marvin

Address:                  352 East 89th Street, Apt. D
                          New York, New York 10128

Designated Filer:         First New York Securities L.L.C.

Issuer (Ticker Symbol):   Network-1 Security Solutions, Inc. (NSSI)

Date of Event
Requiring Statement:      December 30, 2003

Signature:                /s/ Michael Marvin
                          -----------------------

Date:                     March 22,  2004